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                                                                   Exhibit 10.03

Except as noted below, Non-Qualified Stock Option Agreements in the following form were entered into by each of the following non-employee directors of the registrant:

Richard M. Cashin, Jr.
Charles M. Clough
William T. Comfort III
Paul C. Schorr IV
Ronald W. Shelly
William N. Stout
Charles P. Carinalli**

** Mr. Carinalli entered into two agreement of the following form, each dated February 28, 2002, the date of his first election to the board of directors of the registrant. The first agreement evidences an option to purchase 20,000 shares and was immediately exercisable upon grant, in accordance with the registrant's current director option program. The second agreement evidences an option to purchase 15,000 shares, subject to the vesting terms of the following form of agreement. The exercise price in each of Mr. Carinalli's agreements is $25.75 per share.




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[Fairchild Semiconductor logo]      Fairchild Semiconductor International, Inc.
                                    Restated Stock Option Plan
                                    Non-Qualified Stock Option Agreement

This is a Non-Qualified Stock Option Agreement dated February 7, 2002 in the case of Mr.Carinalli] (the Grant Date) between Fairchild Semiconductor International, Inc. (the Company) and [name of director], a director of the Company or one of its subsidiaries (you or the Optionee).

Option Grant; Exercise Price

The Company grants you the option to purchase up to 15,000 shares of the Company's Class A Common Stock at an exercise price of $23.00 per share. This option grant is subject to the terms of the Company's Restated Stock Option Plan, a copy of which is enclosed with this agreement, and to the terms of this agreement. If there is a conflict between the terms of this agreement and those of the plan, the terms of the plan will govern.

Option Term; Vesting

The term of your option is 10 years plus one day from the Grant Date. Your option terminates at the end of the term and cannot be exercised after the term. Your option will vest in full on the first anniversary of the Grant Date, assuming you remain a director of the Company on that date, and may only be exercised after it has vested.

Termination of Service

You must remain a director of the Company or a subsidiary to be able to exercise your option, except as follows:

If your service as a director terminates other than as a result of your removal from the board for cause (including, without limitation, because of your voluntary resignation from the board, your removal from the board other than for cause or your death or permanent disability), you (or your estate) will have five years from the date of such termination to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise.

If your service as a director terminates as a result of your removal from the board for cause, you (or your estate, if you die within the period) will have 90 days from such date of termination to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise.

Regardless of the cause of termination of your service as a director, you (or your estate)


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can exercise your option only to the extent it is vested on your termination date.

Transferability

Your option is not transferable except by will or the laws of descent and distribution. During your lifetime only you can exercise your option. This option shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of your option contrary to the provisions of this agreement, or the levy of any attachment or similar process upon your option, shall be null and void without effect.

Miscellaneous

This agreement shall be governed by the laws of the State of Maine, without regard to conflicts of laws principles. The section and paragraph headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

Signatures

Your signature and the signature of an authorized officer of the Company below indicate your and the Company's agreement to the terms of this Non-Qualified Stock Option Agreement as of the Grant Date.

         OPTIONEE:                            FAIRCHILD EMICONDUCTOR
                                              INTERNATIONAL, INC.
[signature of director]                       /s/ Kirk P. Pond
                                              Kirk P. Pond
------------------------------------          Chairman, President and CEO
[name of director]
[Social Security number of director]